Exhibit 99.1

Fulgent Reports Third Quarter 2023 Financial Results

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Core Revenue of $66 million represents Growth of 17% Year-over-Year
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Additional Reimbursement from COVID-19 Test Sales yields Revenue of $19 million, for Total Revenue of $85 million
•
Reiterates Full Year 2023 Core Revenue Guidance of $260 million

EL MONTE, CA, November 3, 2023 — Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent” or the “Company”), a technology-based company with a well-established clinical diagnostic business and a therapeutic development business, today announced financial results for its third quarter ended September 30, 2023.

Third Quarter 2023 Results:

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Total Revenue of $85 million
•
Core Revenue1 grew 17% year-over-year to $66 million
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GAAP loss of $13.1 million, or $0.44 per share
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Non-GAAP loss of $11.7 million, or $0.39 per share
•
Adjusted EBITDA of $18.1 million
•
Generated cash flow from operations of $10.2 million
•
Cash, cash equivalents, and investments in marketable securities of $851 million as of September 30, 2023

Note:

1) Core Revenue excludes revenue from COVID-19 testing products and services including COVID-19 NGS testing revenue.

Non-GAAP income (loss), non-GAAP income (loss) per share, and adjusted EBITDA income (loss) are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Commenting on the results, Ming Hsieh, Chairman of the Board and Chief Executive Officer, said, “We continue to see good momentum in our core business, with particular strength in precision diagnostics. I am pleased with the trajectory of the business and our ability to use our resources efficiently as we continue to grow our core revenue. At the same time, we are advancing our therapeutics development business, Fulgent Pharma, with ongoing clinical data of our lead drug candidate, FID-007, being presented tomorrow at the Society for Immunotherapy of Cancer annual meeting in San Diego. We believe these data continue to support our program, and we are excited to initiate Phase 2 studies of FID-007 in head and neck cancer in the first quarter of 2024.”

Paul Kim, Chief Financial Officer, added, “We are pleased with our performance as we near the end of 2023, with momentum in the business and a strong financial profile. Even as we continue to invest in our business and repurchase shares, we are maintaining an enviable cash position with which to execute our strategy in 2024 and beyond.”

Outlook:

For the full year 2023, Fulgent expects:

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Core Revenue of approximately $260 million
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GAAP loss of approximately $2.15 per share
•
Non-GAAP loss of $0.95 per share
•
Cash, cash equivalents, and investments in marketable securities of approximately $830 million as of December 31, 2023*

* Cash expenditures may be higher or lower than currently estimated due to a variety of facts and circumstances, including as a result of the Company’s ongoing stock repurchase program or other expenditures outside of ordinary course.

Conference Call Information

Fulgent will host a conference call for the investment community today at 8:30 AM ET (5:30 AM PT) to discuss its third quarter 2023 results. The call may be accessed through a live audio webcast on the Investor Relations section of the Company’s website, https://ir.fulgentgenetics.com/. An audio replay will be available at the same location.

Note Regarding Non-GAAP Financial Measures

Certain information set forth in this press release, including non-GAAP income (loss), non-GAAP income (loss) per share, and adjusted EBITDA income (loss) are non-GAAP financial measures. Fulgent believes this information is useful to investors because it provides a basis for measuring the performance of the Company’s business, excluding certain income or expense items that management believes are not directly attributable to the Company’s operating results. Fulgent defines non-GAAP income (loss) as net income (loss) calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP, plus amortization of intangible assets, plus restructuring costs, plus acquisition-related costs, including banking fees and legal fees associated with acquisitions, plus equity-based compensation expenses, plus or minus the non-GAAP tax effect, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations. For the year 2022, the non-GAAP tax effect is calculated by applying the statutory corporate tax rate on the amortization of intangible assets, restructuring costs, acquisition-related costs, and equity-based compensation expenses. For the year 2023, the non-GAAP tax effect is calculated by excluding from the GAAP provision the impact of the amortization of intangible assets, restructuring costs, acquisition-related costs, and equity-based compensation expenses. Fulgent defines adjusted EBITDA income (loss) as GAAP income (loss) plus or minus interest (expense) income, plus or minus provisions (benefits) for income taxes, plus restructuring costs, plus acquisition-related costs, plus equity-based compensation expenses, plus depreciation and amortization, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations. Fulgent may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA income (loss); accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of net income (loss) in evaluating the Company’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent may not be comparable to similarly titled metrics reported by other companies.

About Fulgent

Fulgent is a technology-based company with a well-established clinical diagnostic business and a therapeutic development business. Fulgent’s clinical diagnostic business offers molecular diagnostic testing services, comprehensive genetic testing, and high-quality anatomic pathology laboratory services designed to provide physicians and patients with clinically actionable diagnostic information to improve the quality of patient care. Fulgent’s therapeutic development business is focused on developing drug candidates for treating a broad range of cancers using a novel nanoencapsulation and targeted therapy platform designed to improve the therapeutic window and pharmacokinetic profile of new and existing cancer drugs. The Company aims to transform from a genomic diagnostic business into a fully integrated precision medicine company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: future performance; guidance regarding expected quarterly and annual financial results, core revenues, GAAP loss, and non-GAAP loss; evaluations and judgments regarding the stability of certain revenue sources, the Company’s cash position and sufficiency of its resources, momentum, trajectory, vision, future opportunities and future growth of the Company’s testing services and technologies and expansion; the Company’s research and development efforts, including any implications that the results of earlier clinical trials will be representative or consistent with later clinical trials and the expected timing of enrollment for these trials or the availability of data or results of these trials; the Company’s identification and evaluation of opportunities and its ability to capitalize on opportunities, capture market share, or expand its presence in certain markets; and the Company’s ability to continue to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on the Company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the market potential for, and the rate and degree of market adoption of, the Company’s tests, including its Beacon787 panel; its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; the Company’s ability to maintain the low internal costs of its business model; the Company’s ability to maintain an acceptable margin; risks related to volatility in the Company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the Company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the Company’s revenue; the Company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests and testing services; the Company’s level of success in establishing and obtaining the intended benefits from partnerships, strategic investments, joint ventures, acquisitions, or other relationships; the success of the Company’s development efforts, including the Company’s ability to progress its candidates through clinical trials on the timelines expected; the Company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and the Company’s ability to protect its proprietary technology and intellectual property. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the Company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The Company’s reports filed with the U.S. Securities and Exchange Commission, or the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on the Company’s website upon their filing with the SEC. These reports contain more information about the Company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contact:

The Blueshirt Group

Melanie Solomon, melanie@blueshirtgroup.com

FULGENT GENETICS, INC.
Condensed Consolidated Balance Sheet Data
September 30, 2023 and December 31, 2022
(in thousands)

	September 30,	December 31,
	2023	2022
ASSETS:
Cash and cash equivalents	$84,076	$79,506
Investments in marketable securities	767,385	773,377
Accounts receivable, net	49,277	52,749
Property, plant, and equipment, net	85,265	81,353
Other assets	372,395	399,068
Total assets	$1,358,398	$1,386,053
LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$96,564	$116,178
Total stockholders’ equity	1,261,834	1,269,875
Total liabilities & equity	$1,358,398	$1,386,053

FULGENT GENETICS, INC.
Condensed Consolidated Statement of Operations Data
Three and Nine Months Ended September 30, 2023 and 2022
(in thousands, except per share data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$84,687	$105,655	$218,708	$551,264
Cost of revenue (1)	44,843	59,560	139,481	197,350
Gross profit	39,844	46,095	79,227	353,914

Operating expenses:
Research and development (1)	10,014	7,507	29,488	20,401
Selling and marketing (1)	10,161	9,859	30,967	28,665
General and administrative (1)	17,498	26,266	57,293	82,281
Amortization of intangible assets	1,957	2,006	5,887	4,487
Restructuring costs	—	105	—	3,001
Total operating expenses	39,630	45,743	123,635	138,835
Operating income (loss)	214	352	(44,408)	215,079
Interest and other income, net	6,646	1,405	15,519	2,408
Income (loss) before income taxes	6,860	1,757	(28,889)	217,487
Provision for income taxes	20,326	414	12,016	51,488
Net (loss) income from consolidated operations	(13,466)	1,343	(40,905)	165,999
Net loss attributable to noncontrolling interests	359	376	1,229	1,236
Net (loss) income attributable to Fulgent	$(13,107)	$1,719	$(39,676)	$167,235

Net (loss) income per common share attributable to Fulgent:
Basic	$(0.44)	$0.06	$(1.33)	$5.53
Diluted	$(0.44)	$0.06	$(1.33)	$5.38

Weighted average common shares:
Basic	30,013	30,174	29,789	30,256
Diluted	30,013	30,867	29,789	31,107

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$2,621	$2,475	$7,374	$6,183
Research and development	3,782	2,687	10,900	7,110
Selling and marketing	1,189	1,243	3,644	3,148
General and administrative	3,310	2,567	9,572	6,177
Total equity-based compensation expense	$10,902	$8,972	$31,490	$22,618

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three and Nine Months Ended September 30, 2023 and 2022
(in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income attributable to Fulgent	$(13,107)	$1,719	$(39,676)	$167,235
Amortization of intangible assets	1,957	2,006	5,887	4,487
Restructuring costs	—	105	—	3,001
Acquisition-related costs	—	166	—	6,575
Equity-based compensation expense	10,902	8,972	31,490	22,618
Non-GAAP tax effect (1)	(11,402)	(3,150)	(18,267)	(10,271)
Non-GAAP (loss) income attributable to Fulgent	$(11,650)	$9,818	$(20,566)	$193,645

Net (loss) income per common share attributable to Fulgent:
Basic	$(0.44)	$0.06	$(1.33)	$5.53
Diluted	$(0.44)	$0.06	$(1.33)	$5.38

Non-GAAP (loss) income per common share attributable to Fulgent:
Basic	$(0.39)	$0.33	$(0.69)	$6.40
Diluted	$(0.39)	$0.32	$(0.69)	$6.23

Weighted average common shares:
Basic	30,013	30,174	29,789	30,256
Diluted	30,013	30,867	29,789	31,107

(1) Tax rates as follows:

Corporate tax rate of 28% for the three and nine months ended September 30, 2022. During the three months ended September 30, 2023, the Company established a valuation allowance for deferred tax assets.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Nine Months Ended September 30, 2023 and 2022
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income attributable to Fulgent	$(13,107)	$1,719	$(39,676)	$167,235
Interest income, net	(6,402)	(1,452)	(15,177)	(1,587)
Provision for income taxes	20,326	414	12,016	51,488
Restructuring costs	—	105	—	3,001
Acquisition-related costs	—	166	—	6,575
Equity-based compensation expense	10,902	8,972	31,490	22,618
Depreciation and amortization	6,419	9,820	19,610	22,860
Adjusted EBITDA	$18,138	$19,744	$8,263	$272,190